Exhibit 3.2

BY-LAWS

OF

RAYTHEON COMPANY

ARTICLE I

OFFICES

SECTION 1.     REGISTERED OFFICE — The registered office of Raytheon Company (the “Corporation”) shall be established and maintained at the office of The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801, and said Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

SECTION 2.     OTHER OFFICES — The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.    ANNUAL MEETINGS — Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Friday in January. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.    SPECIAL MEETINGS — Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or the Secretary, or by resolution of the Board of Directors.

SECTION 3.    VOTING — Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4.    QUORUM — Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.    NOTICE OF MEETINGS — Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6.    ACTION WITHOUT MEETING — Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1.    NUMBER AND TERM — The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall initially be two and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 2.    RESIGNATIONS — Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.    VACANCIES — If the office of any director becomes vacant, the remaining directors in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4.    REMOVAL — Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

SECTION 5.    COMMITTEES — The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it.

SECTION 6. MEETINGS — The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the Directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

The Chairman of the Board, if any, or, if at any time the Corporation does not have a Chairman of the Board, a member of the Board of Directors appointed by the Board of Directors, shall preside at all meetings of the Board of Directors.

SECTION 7.    QUORUM — A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

SECTION 8.    COMPENSATION — Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9.    ACTION WITHOUT MEETING — Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

SECTION 1.    OFFICERS — The officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board and such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2.    CHAIRMAN OF THE BOARD — The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors.

SECTION 3.    PRESIDENT — The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal (if any) to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4.    VICE PRESIDENTS — Each Vice President, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

SECTION 5.    TREASURER — The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 6.    SECRETARY — The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President. He or she shall have the custody of the seal of the Corporation (if any) and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

SECTION 7.    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES — Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V

MISCELLANEOUS

SECTION 1.    STOCK — Shares of the Corporation’s stock may be certificated or uncertificated. Any or all of the signatures on any certificated shares may be by facsimile. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be an officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be an officer, transfer agent or registrar of the Corporation.

SECTION 2.    LOST CERTIFICATES — A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3.    TRANSFER OF SHARES — Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates, if one has been issued, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be cancelled and new certificates, if any, shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

SECTION 4.    STOCKHOLDERS RECORD DATE — In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.    DIVIDENDS — Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 6.    SEAL — The Corporation may have a corporate seal in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 7.    FISCAL YEAR — The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8.    CHECKS — All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.    NOTICE AND WAIVER OF NOTICE — Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI

AMENDMENTS

These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

ARTICLE VII

INDEMNIFICATION

SECTION 1.    INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND FIDUCIARIES; INSURANCE —

(A)    The Corporation shall indemnify and hold harmless, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section 1 of Article VII or as such laws may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in), any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director, officer or employee of the Corporation, of any constituent corporation absorbed in a consolidation or merger or of a Subsidiary of the Corporation, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Corporation, any such constituent corporation or a Subsidiary, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by any such person in connection with such proceeding.

(B)    In furtherance of the foregoing indemnification provisions and not in limitation thereof, the Corporation shall pay or reimburse all expenses (including attorneys’ fees) reasonably incurred by any person who is or was a director or officer of the Corporation, any such constituent corporation or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation. Subject to the approval of either (i) the Chief Executive Officer or (ii) the General Counsel (or, if there is no General Counsel, the Secretary) and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Corporation may provide independent legal counsel or pay or reimburse the expenses (including attorneys’ fees) reasonably incurred by any person who is or was an employee of the Corporation, any constituent corporation or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation.

(C)    The rights provided by this Section 1 of Article VII to any person who serves or served as a director or officer of the Corporation, a constituent corporation or a Subsidiary or as such or in a fiduciary capacity with another enterprise at the request of one of the foregoing entities shall be rights of contract enforceable against the Corporation by such person, who shall be presumed to have relied upon such rights in determining to serve or continuing to serve in such capacity, and shall vest at the time such person begins serving in such capacity. In addition, the rights provided to any such person by this Section 1 of Article VII shall survive the termination of such person’s service in any such capacity. Such rights shall continue as long as such person shall be subject to any possible proceeding. No amendment of this Section 1 of Article VII shall impair the rights of any such person arising at any time with respect to events occurring prior to such amendment.

(D)    Notwithstanding anything contained in this Section 1 of Article VII, except for proceedings to enforce rights provided in this Section 1 of Article VII, the Corporation shall not be obligated under this Section 1 of Article VII to provide any indemnification or any payment or reimbursement of expenses to any director, officer, employee or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or cross-claims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

(E)    For purposes of this Section 1 of Article VII, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest or voting power to elect a majority of the directors of such entity; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or fiduciary of the Corporation, a constituent corporation or a Subsidiary which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

(F)    Nothing in this Section 1 of Article VII shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents, fiduciaries and other persons otherwise than pursuant to this Section 1 of Article VII. The rights to indemnification and to receive payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 1 of Article VII shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement or otherwise.

(G)    If any provision or provisions of this Section 1 of Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 1 of Article VII (including, without limitation, each portion of any paragraph of this Section 1 of Article VII containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 1 of Article VII (including, without limitation, each such portion of any paragraph of this Section 1 of Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(H)    Subject to the approval of either (i) the Chief Executive Officer or (ii) the General Counsel (or, if there is no General Counsel, the Secretary) and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Corporation may provide to any person who is or was an agent or fiduciary of the Corporation, a constituent corporation, a Subsidiary or an employee benefit plan of one of such entities rights of indemnification and to receive payment or reimbursement of expenses (including in advance of the final disposition of any proceeding), including attorneys’

fees, to the fullest extent of the provisions of this Section 1 of Article VII with respect to the indemnification of and payment or reimbursement of expenses of directors and officers of the Corporation, constituent corporations, Subsidiaries or other enterprises. Any such rights, if provided, shall have the same force and effect as they would have if they were conferred in this Section 1 of Article VII.

(I)    Subject to the approval of either the Chief Financial Officer or the Vice President, Treasurer, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect each of itself and any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, a constituent corporation, or a Subsidiary or is or was serving at the request of one of such entities as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Section 1 of Article VII and the laws of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director, officer or employee, and each such agent or fiduciary to which rights of indemnification have been provided pursuant to paragraph (H) of this Section 1 of Article VII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee, agent or fiduciary.